Exhibit 99.1

Apollo Announces Further Expansion of its Insurance Asset Management Business

Athene and other transactions along with internal growth to add nearly $80B in pro-forma insurance assets

NEW YORK, June 18, 2020 - Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo” or the “Firm”) today announced expansion of its insurance asset management business, as Athene Holding Ltd. (NYSE: ATH) (“Athene”) has entered into a fixed annuity block reinsurance transaction with Jackson National Life Insurance Company (“Jackson”), a subsidiary of Prudential plc (LSE: PRU), with the support of Athene Co-Invest Reinsurance Affiliate (“ACRA”). Under the terms of the agreement, Athene will reinsure a $27 billion in-force block of fixed deferred and fixed indexed annuities. Athene will also make a $500 million equity investment in Jackson, representing an 11% stake in the company, subject to customary closing conditions1.

Apollo’s insurance platform is anchored by permanent capital vehicle assets from Athene and other insurance platforms. Through the first quarter of 2020 and pro forma for Athene’s transaction with Jackson, additional transactions and internal growth, Apollo has added nearly $80 billion in insurance-related assets under management. These inorganic growth strategies are underpinned by the Apollo strategic relationship, which provides acquisition expertise, access to significant equity capital raised both by Apollo and its insurance clients, and Apollo’s ability as an investment manager to source highly rated investment assets.

Apollo Co-Founder Josh Harris said: “This transaction serves as another great example of the strategic benefits of Apollo’s relationship with Athene and the full value Apollo’s insurance platform can bring to bear. Apollo, along with Athene and other insurance entities, have collectively invested approximately $1 billion to build out the infrastructure of expertise, technology, regulatory compliance and management necessary to efficiently and effectively perform as best-in-class operating companies. This infrastructure combined with available capital gives our insurance clients what we believe is a significant advantage in the marketplace. As our insurance asset management business continues to grow, we will continue to invest in these capabilities to serve our clients.”

Apollo Senior Managing Director Gary Parr said: “We believe Athene’s most recent deal exemplifies the competitive advantage of Apollo’s insurance clients and why they can be solutions providers to the industry. The transaction portfolio has a high percentage of short-term securities, of which the vast majority will be redeployed over the next 12-18 months into highly rated, longer term investments matching the liability profile, while maintaining a high capital position, strong ratings and prudent risk management. Apollo’s investment origination capabilities, which we think are not easily replicated due to the cost, human capital, expertise and scale that’s required for success, gives our clients confidence in underwriting investments.”

1

Utilizing the support of ACRA, 63% of the total capital deployment to support the reinsurance transaction and the equity investment in Jackson will be funded by third-party investors, and 37% will be funded by Athene on a standalone basis.

For Apollo, its insurance and permanent capital vehicle strategies are an important component of the growth targets set out in the second half of 2019, including achieving mid-teen percentages in annual growth in fee-related earnings over the next five years. The Firm expects this transaction will be immediately accretive; however, as a large percentage of the assets in Jackson are expected to be redeployed in other quality assets over time, the full financial effect is expected to be achieved on a run rate basis in the second half of 2021.

To learn more about Athene’s transaction with Jackson, visit ir.athene.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $316 billion as of March 31, 2020 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

About Athene Holding Ltd.

Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed, fixed indexed and index-linked annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and the assumption of pension risk transfer obligations.

Athene had total assets of $142.2 billion as of March 31, 2020. Athene’s principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer. For more information about Athene, please visit can www.athene.com.

Forward-Looking Statements

This press release contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new credit, private equity, or real assets funds, the outbreak of the novel coronavirus disease 2019, the impact of energy market dislocation, market conditions generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2020 and quarterly report on Form 10-Q filed with the SEC on May 11, 2020, as such factors may be updated from time to time in Apollo’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of Apollo or any Apollo fund.

Contact Information

For investors please contact:

Gary M. Stein

Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0467

gstein@apollo.com

Ann Dai

Investor Relations Manager

Apollo Global Management, Inc.

(212) 822-0678

adai@apollo.com

For media inquiries please contact:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

jrose@apollo.com